Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for December 31, 2015, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
December 31, 2015	HTY	John Hancock Tax-Advantaged Global Shareholder Yield Fund	41013P749

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.0853	27%	$0.0853	27%
Estimated Return of Capital (1), (2)	$0.2347	73%	$0.2347	73%
Total (per common share)	$0.3200	100%	$0.3200	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.2368 (74%) and $0.2368 (74%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2015, and will end on October 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for March 31, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
March 31, 2016	HTY	John Hancock Tax-Advantaged Global Shareholder Yield Fund	41013P749

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.1265	40%	$0.2209	35%
Estimated Return of Capital (1), (2)	$0.1935	60%	$0.4190	65%
Total (per common share)	$0.3200	100%	$0.6399	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.2080 (65%) and $0.4159 (65%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2015, and will end on October 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for June 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
June 30, 2016	HTY	John Hancock Tax-Advantaged Global Shareholder Yield Fund	41013P749

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.1878	59%	$0.4153	44%
Estimated Return of Capital (1), (2)	$0.1322	41%	$0.5349	56%
Total (per common share)	$0.3200	100%	$0.9502	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1792 (56%) and $0.5321 (56%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2015, and will end on October 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for September 30, 2016, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name	CUSIP
September 30, 2016	HTY	John Hancock Tax-Advantaged Global Shareholder Yield Fund	41013P749

	Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)	$0.0833	26%	$0.5011	40%
Estimated Return of Capital (1), (2)	$0.2367	74%	$0.7541	60%
Total (per common share)	$0.3200	100%	$1.2552	100%

(1) The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2) On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1920 (60%) and $0.7531 (60%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3) The Fund’s current fiscal year began on November 1, 2015, and will end on October 31, 2016.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.